UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 13, 2005

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In November 2005, Thomas Feldman, President and Chief Business Officer of CoTherix, adopted a pre-arranged trading plan in accordance with rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company's policies regarding stock transactions by directors, officers and employees. Mr. Feldman's plan provides for the sale of up to 70,000 shares through November 30, 2006. Shares will be sold under the plan on the open market at prevailing market prices subject to minimum price thresholds.

In November 2005, Christine Gray-Smith, Executive Vice President and Chief Financial Officer of CoTherix, adopted a pre-arranged trading plan in accordance with rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company's policies regarding stock transactions by directors, officers and employees. Ms. Gray-Smith's plan provides for the sale of up to 24,000 shares through January 1, 2007. Shares will be sold under the plan on the open market at prevailing market prices subject to minimum price thresholds.

In September 2005, James Pennington, M.D., Executive Vice President and Chief Medical Officer of CoTherix, adopted a pre-arranged trading plan in accordance with rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company's policies regarding stock transactions by directors, officers and employees. Dr. Pennington's plan provides for the sale of up to 91,818 shares through March 31, 2007. Shares will be sold under the plan on the open market at prevailing market prices subject to minimum price thresholds.

In November 2005, George Mahaffey, Senior Vice President, Sales and Marketing of CoTherix, adopted a pre-arranged trading plan in accordance with rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company's policies regarding stock transactions by directors, officers and employees. Mr. Mahaffey's plan provides for the sale of up to 60,000 shares through February 14, 2007. Shares will be sold under the plan on the open market at prevailing market prices subject to minimum price thresholds.

The pre-arranged stock trading plans were adopted in order to allow Mr. Feldman, Ms. Gray-Smith, Dr. Pennington and Mr. Mahaffey to sell a portion of their shares of Common Stock (or shares of Common Stock acquired upon exercise of vested stock options) over time as part of their long-term strategies for individual asset diversification and liquidity. The transactions under the plans will be disclosed publicly through filings with the Securities and Exchange Commission.

Rule 10b5-1 allows insiders who are not aware of material, non-public information to adopt pre-arranged written agreements for trading securities in a non-discretionary manner. Mr. Feldman, Ms. Gray-Smith, Dr. Pennington and Mr. Mahaffey, as well as other officers and directors of the Company, may adopt similar plans in the future. The Company does not undertake to report 10b5-1 plans that may be adopted by any officers or directors of the Company in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2006

CoTherix, Inc.
By:	/s/ Christine Gray-Smith
Christine Gray-Smith Executive Vice President and Chief Financial Officer